Exhibit 10.11


                            REVOLVING PROMISSORY NOTE

$275,000                                                           Dallas, Texas
                                                                   June 28, 2002

SECTION 1. Payment of Note.

     FOR VALUE RECEIVED, CL CAPITAL LENDING, LLC, a Texas limited liability company ("Borrower"), hereby promises to pay to the order of FIRSTPLUS FINANCIAL GROUP, INC., a Nevada corporation ("FIRSTPLUS") (FIRSTPLUS and any subsequent holder hereof shall be hereinafter referred to as "Lender"), at the offices of FIRSTPLUS, located at 1349 Empire Central, 13th Floor, Dallas, Texas 75248, or such other place as Lender may direct, in lawful money of the United States of America, with interest, the principal amount of TWO HUNDRED SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($275,000.00), or such lesser amount as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining, at a rate per year equal to the prime rate of interest, as set out from time to time in the Money Rates section of the Wall Street Journal (southwest edition), plus one percent (1%), calculated daily on the basis of a year of 365 days and the actual number of days elapsed. The principal and all accrued and unpaid interest on this Promissory Note (this "Note") shall be due and payable on the Maturity Date (as defined herein). Amounts payable hereunder shall be payable to Lender without set-off or counterclaim, by wire transfer of immediately available funds, in lawful money of the United States of America, to the bank account of Lender as notified in writing to Borrower.

SECTION 2. Default Interest.

     (a) If any amounts due under this Note are not paid in full when due, whether at maturity or upon acceleration, default interest shall be payable on the unpaid amount hereof at the rate equal to the lesser of (i) eighteen percent (18%) per year, or (ii) the maximum rate permitted by applicable law, until such time as all amounts due and owing have been paid in full.

     (b) Notwithstanding anything herein to the contrary, the interest (including default interest) payable by Borrower with respect to this Note shall not exceed the maximum amount permitted by applicable law.

SECTION 3. Advances.

     (a) Notice of Borrowing. The loan hereunder is a revolving line of credit under which Borrower may from time to time borrow, repay and re-borrow funds provided the conditions set forth in this Note are satisfied. Each notice of borrowing shall be effective only if received by Lender not later than 11:00 a.m. (Dallas, Texas time) on the Business Day (as defined in Section 9) which is one (1) Business Day prior to the date of the borrowing and shall specify the amount to be borrowed and the date of borrowing.

     (b) Borrowing Procedure. Not later than 3:00 p.m. on the date specified for each borrowing, Lender will make available the amount of the Advance (as defined in Section 9) to be made by it on such date to Borrower at Borrower's direction by transferring the same, in immediately available funds by wire transfer or interbank transfer to (i) a bank account of Borrower designated by Borrower in writing or (ii) a Person (as defined in Section 9) or Persons designated by Borrower in writing. A list of the Advances that have been made as of the date hereof is attached to this Note as Schedule A.

     (c) Minimum Amounts. Borrower may obtain no more than four (4) Advances per calendar month from Lender. Each Advance shall be in a minimum principal amount of One Thousand Dollars ($1,000).

     (d) Payment. Unless otherwise accelerated or converted pursuant to the terms hereof, Borrower shall pay accrued interest annually, on or before the first (1st) day of each year, on the principal amount owing hereunder from time to time. The unpaid principal of and accrued but unpaid interest on each Advance made under this Note and all other charges hereunder in connection with such Advance shall be due and payable on


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

the second (2nd) anniversary of the applicable Advance (the "Maturity Date"). Should any payment become due and payable on any day other than a Business Day for Lender, the date of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest or any installment of either thereof, interest shall accrue and be payable thereon for the period of such extension at the applicable rate or rates specified herein.

SECTION 4. Representations and Warranties.

     Borrower represents and warrants to Lender that:

     (a) Organization; Power and Authority. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Borrower is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law.

     (b) Authorization, etc. This Note has been duly authorized by all necessary limited liability company action on the part of Borrower, and this Note and the other Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Litigation; Observance of Statutes and Orders.

          (i) There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any property of Borrower in any court or before any arbitrator of any kind or before or by any governmental authority.

          (ii) Borrower is not in default under any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, environmental laws) of any governmental authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (as defined in Section 9).

     (d) Compliance with Laws, Other Instruments, etc. There is no charter, limited liability company agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Note or any other Loan Document.

     (e) Title to Property. Borrower has good title to its properties, in each case free and clear of liens.

     (f) Taxes. Borrower has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except as would not have a Material Adverse Effect.

SECTION 5. Covenants.

     In addition to the other undertakings herein contained, Borrower hereby covenants to Lender that so long as any amount payable hereunder is outstanding Borrower shall perform the following obligations listed in this Section 5. However, Lender may waive compliance of any such obligations:

     (a) Use of Proceeds. Borrower shall use the proceeds of this Note for general working capital purposes.

     (b) Other Agreements. Borrower shall perform all of its obligations as and when required pursuant and with respect to all material contracts and agreements.

     (c) Information. For so long as any amounts due hereunder remain outstanding, Borrower shall furnish to Lender:


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

          (i) within twenty-five (25) days after the end of each month, the unaudited balance sheet of Borrower for the month then ended, together with the unaudited statement of operations;

          (ii) within ninety (90) days after the end of each fiscal year, the unaudited balance sheet of Borrower for the year then ended, together with the unaudited statement of operations;

          (iii) promptly, such financial information as Lender may from time to time reasonably request; and

          (iv) promptly, any financial and other information provided to the limited liability interest holders of Borrower.

     (d) Compliance with Law. Borrower will comply with all laws, ordinances or governmental rules or regulations to which it is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (e) Payment of Taxes. Borrower will file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by it, to the extent such taxes and assessments have become due and payable and before they have become delinquent; provided that Borrower need not pay any such tax or assessment if the amount, applicability or validity thereof is contested by Borrower on a timely basis in good faith and in appropriate proceedings, and Borrower has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of Borrower.

     (f) Limited Liability Company Existence, etc. Borrower will at all times preserve and keep in effect its limited liability company existence.

     (g) Merger, Consolidation, etc. Borrower shall not consolidate with or merge with any other corporation or convey, transfer or lease all, substantially all or a material portion of its assets in a single transaction or series of transactions to any Person.

     (h) Disposition of Property. Borrower shall not sell, lease, assign, transfer or otherwise dispose of its material property or assets, except for dispositions of inventory in the ordinary course of business.

     (i) Inspection. Borrower shall permit the representatives of Lender, at the expense of Borrower, to visit and inspect any of the offices or properties of Borrower, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, upon one (1) days' prior notice during Borrower's normal business hours.

     (j) Further Documents. Borrower shall execute all such other documents and instruments and do all such other acts and things as Lender may from time to time reasonably require that are necessary to carry out the transactions contemplated herein.

SECTION 6. Events of Default.

     The following events shall be deemed "Events of Default":

     (a) principal or interest due under this Note shall not be paid as and when due, whether at maturity, by declaration or otherwise within two (2) days after the same becomes due and payable; or

     (b) any representation by Borrower herein shall prove to be false or incorrect in any material respect as of the date made; or

     (c) Borrower shall default in any material respect in the due performance of any term or covenant of this Note (which is not the subject of another subsection of this Section 6) which default, if remediable, shall


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continue unremedied for a period of thirty (30) days after the day Lender gives written notice of such default to Borrower; or

     (d) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or any of its assets or properties,
(ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken by Borrower for the purpose of effecting any of the foregoing, (vi) have commenced against it any case, proceeding or other action of a nature described in (i) through (v) above which results in the entry of an order for relief, or which remains undismissed for a period of sixty
(60) days or (vii) take or be subject to any action similar to those specified in clauses (i) through (vi) in any jurisdiction; or

     (e) an order, judgment or decree shall be entered, without the application, approval or consent of Borrower, with respect to Borrower or all or a substantial part of the assets of Borrower, appointing a receiver, trustee or liquidator of Borrower, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment or decree or appointment shall continue unstayed and in effect for a period of sixty (60) days; or

     (f) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against Borrower and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay.

SECTION 7. Remedies.

     Upon and after the occurrence of an Event of Default, and during the continuance thereof, Lender may do any one or more of the following:

     (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Note and all other amounts payable by Borrower under the
Note immediately due and payable (together with, to the extent permitted under applicable law, the costs, expenses, disbursements and reasonable attorneys' fees incurred by Lender in collecting or enforcing payment), and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower;

     (b) Judgment. Reduce any claim to judgment; and

     (c) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by the Note, by equity, or otherwise;

provided, however, that upon the occurrence of an Event of Default under Sections 6(d) and 6(e), the outstanding principal of and accrued and unpaid interest on the Note and all other amounts payable by Borrower under the Note shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

SECTION 8. Application of Payments.

     This Note may be prepaid by Borrower, in whole or in part, without premium or penalty, by giving five (5) days' prior written notice to Lender. All prepayments shall be applied, first, to the payment of accrued interest on this Note to the date of such payment and second, to the payment of the principal amount of this Note. Each payment received by Lender following a Maturity Date shall be applied, first, to the payment of


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

accrued default interest on this Note to the date of such payment and second, to the payment of the principal amount of this Note.

SECTION 9. Additional Definitions.

     As used herein, the following terms have the respective meanings set forth below:

     "Advance" means each disbursement by Lender of a sum or sums lent to Borrower pursuant to this Note.

     "Business Day" means, for the purposes of this Note, any day other than a Saturday, a Sunday or a day on which commercial banks in Dallas, Texas are required or authorized to be closed.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, financial condition, assets or properties of Borrower, or
(b) the ability of Borrower to perform its obligations under this Note or any of the Loan Documents, or (c) the validity or enforceability of this Note or any of the Loan Documents.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

SECTION 10. Maximum Rate.

     It is the intention of Borrower and Lender to conform strictly to any usury laws in force that apply to this transaction. Accordingly, all agreements among the parties hereto whether previously existing, now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the amounts owing under this Note or otherwise, shall the interest (and all other sums that are deemed to be interest) contracted for, charged or received by Lender with respect to this Note, exceed the Highest Lawful Rate. The "Highest Lawful Rate" means the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received under the laws of the United States and the laws of such states as may be applicable thereto which are presently in effect or, to the extent allowed under such applicable laws of the United States and the laws of such states, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. If, from any circumstance whatsoever, interest under any agreement to which Borrower and Lender are parties would otherwise be payable in excess of the Highest Lawful Rate, and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the Highest Lawful Rate, then Lender's receipt of such excess interest shall be deemed a mistake and the same shall, so long as no Event of Default under this Note shall be continuing, at the option of Borrower, either be repaid to Borrower or credited to the unpaid principal; provided, however, that if an Event of Default shall have occurred and be continuing, and Lender shall receive excess interest during such period, then Lender shall have the option of either crediting such excess amount to principal or refunding such excess amount to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent allowed by applicable law, be amortized, prorated, allocated, and spread throughout the full period of Lender's credit relationship with Borrower until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the Highest Lawful Rate.

SECTION 11. Assignment, Etc.

     This Note shall be binding upon each of Borrower, Lender and their respective heirs, successors and assigns; provided, however, Borrower may not assign this Note without the prior written consent of Lender.

SECTION 12. No Waiver, Cumulative Remedies.

     Lender shall not by any act (except by a written instrument signed by Lender), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver


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thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

SECTION 13. Waiver of Protest, Presentment, etc.

     Borrower hereby waives protest, presentment, notice of dishonor and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest.

SECTION 14. Expenses.

     Each of the parties hereto shall pay, all of its own costs and expenses incurred in connection with the preparation, execution, delivery and enforcement of this Note and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of their respective counsel, and neither party hereto shall be liable to the other party for any of such costs or expenses.

SECTION 15. Notice.

     All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sent by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

    (a) if to Borrower:       CL Capital Lending, LLC
                              1349 Empire Central
                              Suite 1300
                              Dallas, Texas 75247
                              Attn: Managing Member
                              Telecopy: (214) 231-7690

    (b) if to Lender:         FIRSTPLUS Financial Group, Inc.
                              1349 Empire Central
                              Suite 1300
                              Dallas, Texas 75247
                              Attn: Chief Executive Officer
                              Telecopy: (214) 231-7690

        with a copy to:       Jenkens & Gilchrist, P.C.
                              1445 Ross Avenue, Suite 3200
                              Dallas, Texas 75202
                              Attention: Ronald J. Frappier, Esq.
                              Facsimile No.: (214) 855-4300

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; upon receipt if deposited in the mail, and when receipt is acknowledged, if telecopied. Borrower or Lender may change the address to which notices, demands and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.


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

SECTION 16. Governing Law.

     THIS NOTE AND THE LEGAL RELATIONS BETWEEN BORROWER AND LENDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

SECTION 17. Consent to Jurisdiction and Service of Process.

     Any legal action, suit or proceeding arising out of or relating to this Note, the other Loan Documents or the agreements and transactions contemplated hereby or thereby may be instituted only in a state or federal court of the State of Texas located in Dallas County and Borrower agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Note, the agreements contemplated hereby or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against either party if given by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided.

SECTION 18. WAIVER OF JURY TRIAL.

     EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM IN CONNECTION HEREWITH.


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Executed as of the date first written above.

                                     BORROWER:

                                     CL CAPITAL LENDING, LLC

                                     By: /s/ Jim Roundtree
                                         --------------------------------------
                                         Name: Jim Roundtree
                                         Title: CFO


                                     LENDER:

                                     FIRSTPLUS FINANCIAL GROUP, INC.

                                     By: /s/ Daniel T. Phillips
                                         --------------------------------------
                                         Name: Dan Phillips
                                         Title: Chief Executive Officer


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